Marketing, Sales, and Representation Agreement
                                     between
                     Machtec Ltd. and TTR Technologies Inc.


This agreement is made between Machtec Inc. (Machtec), and TTT Technologies Inc.
(TTR)

1    Background

     MACHTEC is a business service firm specializing in market development for new services and technologies. MACHTEC also engages in interim project management and consulting on technological projects. TTR is a technology development firm engaged in marketing and developing software copy protection products.

     MACHTEC and TTR seek a relationship in which TTR shall retain MACHTEC on a non-exclusive basis, to represent, market, and sell TTR technology to companies in Europe and other countries which the parties agree upon (the "Territory").

2    Agreement

     Therefore, MACHTEC and TTR agree to the following with regard to:

a.   Business Development

     MACHTEC will provide to TTR a dedicated and focussed effort to develop business for the DiscGuard product line. Specifically, MACHTEC will introduce TTR to and represent TTR to potential customers in the Territories.

     Commencing upon the effectiveness of this Agreement and thereafter no later than every 90 business days (the "Period"), MACHTEC shall furnish to TTR a report (hereinafter, the "Report") relating to MACHTEC's planned activities for the forthcoming Period in regard to the representation hereunder, including, without limitation, a list of all of the persons or entities that MACHTEC intends to contact in furtherance of the objectives of this Agreement. Promptly upon its receipt of the Report, TTR shall review the list of persons or entities included therein which MACHTEC intends to contact during the following Period and furnish to MACHTEC, in writing, TTR's list of approved contacts, comprised of the persons or entities contained in the Report, who MACHTEC may approach in furtherance of the objectives of this Agreement (the "Approved Contact List"). The makeup of the Approved Contact List shall be in TTR's sole discretion. The Approved Contact List shall be furnished to MACHTEC by the seventh (7th) business day following TTR's receipt of the Reports under this Agreement.

     MACHTEC shall be entitled to deal with any person or entity included in the Approved Contact List, provided, that, if by the end of the six (6) month period following the date of TTR's submission of an Approved Contact List TTR has not entered into an agreement or a transaction or advanced discussions as evidenced in writing for the entering into an agreement with a person or entity included therein, then MACHTEC shall cease all contact with such person or entity on TTR's behalf.

     MACHTEC will assist TTR personnel in gaining access to decision makers at prospective clients; assist TTR in tailoring its business strategy and presentations to prospects.

     When asked by TTR, MACHTEC will participate in trade shows, briefings, and meeting with prospects and clients outside of Europe. MACHTEC is prepared to use its international network of contacts on the behalf of TTR.

     TTR,  will  provide   MACHTEC  with  marketing   support  in  the  form  of
     information, documentation, visits by experts, administrative support, pricing and delivery schedules, as TTR deems appropriate.

     In performance of its duties hereunder, MACHTEC shall act only in accordance with TTR's instructions, terms and conditions as shall be decided from time to time by TTR. No agreement of any kind or order for any products or services shall be binding on TTR unless accepted by TTR in writing.


b.   Trademarks, Trade Names, Intellectual Property

     Nothing contained in the Agreement will give MACHTEC any rights in TTR' trademarks, trade names, copyrights, patents, trade secrets, logos or designations (collectively referred to as Intellectual Property Rights). MACHTEC will not at any time during or after this Agreement do anything that may infringe or contribute to the infringement or such Intellectual Property Rights.

     Nothing  in  this  agreement   shall  give  TTR  any  rights  in  MACHTEC's
     trademarks, trade names, copyrights, trade secrets, logos or designations (collectively referred to as Intellectual Property Rights).

c.   Compensation

     TTR will pay to MACHTEC the following:

     (a) in consideration of MACHTEC providing not less than four days of work per month for a period of 12 months in rendering the services under this Agreement TTR hereby grants to MACHTEC, 200,000 shares of its common stock. ("Fees").

     (b)TTR shall bear MACHTEC's reasonable out-of-pocket expenses incurred in the furtherance of the objectives of this Agreement, provided, that such expenses of over $500 per month shall have been pre-approved, in writing, by TTR. Reimbursement shall be made only against appropriate receipts evidencing actual payment by MACHTEC.

d.   Confidentiality

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


     MACHTEC and TTR acknowledge that they will have access to certain information and material ("Confidential Information") concerning each other's business, customers, technology and products that are confidential and of substantial value to the disclosing party, which value would be impaired if such Confidential Information was disclosed to third parties. MACHTEC and TTR will not use such Confidential Information, except in performance of this Agreement, nor will they disclose such Confidential Information to third parties. MACHTEC and TTR will take every reasonable precaution to protect the Confidential Information. For the purposes of the forgoing obligations, Confidential Information does not include information which was rightfully known to one party prior to its receipt hereunder by the other party, is or becomes publicly available without breach of the Agreement or wrongful act of the receiving party, is received by one party without an obligation of confidentiality and without breach of this Agreement or is developed independently by one party without using Confidential Information of the other party.

     v.   Non Competition.

          During the term of this Agreement and for 12 (twelve) months after its termination or expiration, MACHTEC shall not deal in the Territory, directly or indirectly, for its own account or for the account of another person, in any products which may be competitive withTTR's products. In order to avoid any dispute, TTR's determination, in its sole reasonable discretion, as to whether a product competitive, shall be final, conclusive and binding on MACHTEC.

     vi.  Indemnity.

          MACHTEC shall defend, indemnify, and save TTR and the parent enterprise harmless from and against injury, loss or damage to TTR or the parent enterprise from any third party arising out of or resulting from the acts or omissions of MACHTEC, including but not limited to acts beyond the scope of this Agreement.

3.   Miscellaneous

a.   Notification

     All notices, requests, and demands pertaining to this agreement shall be in writing and will be delivered by telex, fax, certified or registered mail, or express courier. Email via Internet will be considered informal communication for operational purposes only.

b.   Amendments

     No amendment or modification of any kind, including waiver, will be effective unless it is in writing and signed by both parties to this agreement.


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


c.   Governing Law

     This Agreement will be governed by the laws of the Netherlands.

d.   Force Majeure

     Neither party will be responsible for any failure to perform due to unforeseen circumstances or causes beyond its control including but not limited to acts of God, war, floods, accidents, and strikes. A party whose performance is affected by force majeure conditions shall be excused from performing under this Agreement to the extent imposed by the force majeure so long as he takes all reasonable steps to immediately continue performance when the force majeure condition is over.

e.   Entire Agreement

     This Agreement constitutes the entire Agreement between the parties and may not be modified or amended except in writing by the parties below.

     Non- Assignment

     MACHTEC may not sell, assign or otherwise transfer any of its rights or obligation under this Agreement without the prior written consent of TTR.



TTR Technologies Inc.                       Machtec Limited

Signature  /s/ MARC TOKAYER                 Signature  /s/ DAVID M. DOBSON
           ----------------                            -------------------

Name (print)Marc Tokayer                    Name (print)David M. Dobson

Title Chairman & President                  Title Director

Date: February 1, 1999                      Date: February 1, 1999


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